EXHIBIT 21

SUBSIDIARIES OF UMH PROPERTIES, INC.

Name	Description

Allentown Mobile City Associates, LP	Tennessee limited partnership
Brookview LP	New York limited partnership
Heather Highlands Mobile Home Village Associates, LP	Pennsylvania limited partnership
Kinnebrook Mobile Home Associates LP	New York limited partnership
Lake Sherman Village, Inc.	Ohio corporation
Mobile Home Village, Inc.	New Jersey corporation
Oxford Village Homes, LLC	Pennsylvania limited liability company
Oxford Village Ltd	Pennsylvania limited partnership
UMH Allentown, LLC	Tennessee limited liability company
UMH Central OH, LLC	Ohio limited liability company
UMH IN Broadmore, LLC	Delaware limited liability company
UMH IN Countryside Estates, LLC	Indiana limited liability company
UMH IN Forest Creek, LLC	Delaware limited liability company
UMH IN Highland, LLC	Delaware limited liability company
UMH Melrose, LLC	Delaware limited liability company
UMH Memphis, LLC	Tennessee limited liability company
UMH IN Oak Ridge Estates, LLC	Delaware limited liability company
UMH IN Twin Pines, LLC	Delaware limited liability company
UMH MI Birchwood Farms, LLC	Delaware limited liability company
UMH NJ Cedarcrest, LLC	New Jersey limited liability company
UMH NJ Vineland, LLC	New Jersey limited liability company
UMH Northern OH, LLC	Ohio limited liability company
UMH NY Brookview, LLC	New York limited liability company
UMH NY Collingwood, LLC	New York limited liability company
UMH NY Kinnebrook, LLC	New York limited liability company
UMH of Coxsackie, LLC	New York limited liability company
UMH of Indiana, Inc.	Indiana corporation
UMH of Michigan, Inc.	Michigan corporation
UMH of Nashville, Inc.	Tennessee corporation
UMH OH Buckeye, LLC	Delaware limited liability company
UMH OH Buckeye II, LLC	Delaware limited liability company
UMH OH Clinton, LLC	Ohio limited liability company
UMH OH Colonial Heights, LLC	Delaware limited liability company
UMH OH Meadowood, LLC	Delaware limited liability company
UMH OH Southern Terrace, LLC	Delaware limited liability company
UMH OH Twin Oaks, LLC	Ohio limited liability company
UMH PA I, LLC	Pennsylvania limited liability company
UMH PA II, LLC	Pennsylvania limited liability company
UMH PA Athens, LLC	Pennsylvania limited liability company
UMH PA Brookside Village LLC	Pennsylvania limited liability company
UMH PA Chambersburg, LLC	Pennsylvania limited liability company
UMH PA City View, LLC	Pennsylvania limited liability company
UMH PA Frieden Manor, LLC	Pennsylvania limited liability company

Name	Description

UMH PA Gregory Courts, LLC	Delaware limited liability company
UMH PA Independence, LLC	Delaware limited liability company
UMH PA Lancaster County, LLC	Pennsylvania limited liability company
UMH PA Maple Manor, LLC	Pennsylvania limited liability company
UMH PA Monroe Valley, LLC	Pennsylvania limited liability company
UMH PA Moosic Heights, LLC	Pennsylvania limited liability company
UMH PA Oakwood Lake Village, LLC	Pennsylvania limited liability company
UMH PA Pleasant View, LLC	Pennsylvania limited liability company
UMH PA Rolling Hills Estates, LLC	Pennsylvania limited liability company
UMH PA Sunnyside, LLC	Delaware limited liability company
UMH PA Valley View-Danboro, LLC	Delaware limited liability company
UMH PA Valley View-Honey Brook, LLC	Delaware limited liability company
UMH Sales and Finance, Inc.	New Jersey corporation
UMH TN Countryside Village, LLC	Tennessee limited liability company
UMH TN Holiday Village, LLC	Tennessee limited liability company
UMH TN Shady Hills, LLC	Tennessee limited liability company
UMH TN Trailmont, LLC	Tennessee limited liability company
United Mobile Homes of Buffalo, Inc.	New York corporation
United Mobile Homes of Florida, Inc.	Florida corporation
United Mobile Homes of New York, Inc.	New York corporation
United Mobile Homes of Ohio, Inc.	Ohio corporation
United Mobile Homes of Pennsylvania, Inc.	Pennsylvania corporation
United Mobile Homes of Tennessee, Inc.	Tennessee corporation
United Mobile Homes of Vineland, Inc.	New Jersey corporation